Exhibit 99.01

FOR IMMEDIATE RELEASE

MEDIA CONTACT:	INVESTOR CONTACT:
Kristen Batch	Helyn Corcos
Symantec Corp.	Symantec Corp.
650-527-5152	650-527-5523
Kristen_Batch@symantec.com	hcorcos@symantec.com

Symantec’s Operating Margin and EPS Rise in Third Quarter Fiscal 2014;

Full-Year 2014 Guidance Raised

MOUNTAIN VIEW, Calif. – January 29, 2014 – Symantec Corp. (Nasdaq: SYMC) today reported revenue of $1.7 billion for its third quarter of fiscal year 2014, ended December 27, 2013, down 5 percent year-over-year and down 4 percent after adjusting for currency. Non-GAAP operating margin of 30.1 percent grew 370 basis points after adjusting for currency, resulting in non-GAAP earnings per share of $0.51, up 13 percent year-over-year. GAAP operating margin of 23.8 percent grew 680 basis points, resulting in GAAP earnings per share of $0.40, up 29 percent year-over-year.

“We benefited in the December quarter from improved total business activity after separating our sales organization into dedicated new business and renewal teams earlier this year,” said Steve Bennett, president and chief executive officer, Symantec. “Although revenue declined, we exceeded our expectations in operating margin and EPS. While we won’t be pleased until total business activity is growing again, I’m happy with our financial results given the massive changes in our business.”

“Since July, we’ve made substantial progress in three areas – offerings, go-to-market, and increased efficiency – to drive improved long-term performance. We have the right strategy to leverage Symantec’s assets and better solve our customers’ biggest problems. We are where we expected to be at this point in our 3-to 5-year transformation, as we continue to make the changes needed to achieve our long-term targets.”

GAAP Results for the Third Quarter of Fiscal Year 2014

•	GAAP operating margin was 23.8 percent, up 680 basis points year-over-year and up 625 basis points after adjusting for currency.

•	GAAP net income was $283 million, up 31 percent year-over-year.

•	GAAP diluted earnings per share were $0.40, up 29 percent year-over-year.

•	GAAP deferred revenue as of December 27, 2013 was $3.59 billion, down 6 percent year-over-year and down 5 percent after adjusting for currency.

•	Cash flow from operating activities was $329 million, down 29 percent year-over-year.

Non-GAAP Results for the Third Quarter of Fiscal Year 2014

•	Non-GAAP operating margin was 30.1 percent, up 420 basis points year-over-year and up 370 basis points after adjusting for currency.

•	Non-GAAP net income was $358 million, up 13 percent year-over-year.

•	Non-GAAP diluted earnings per share were $0.51, up 13 percent year-over-year.

(More)

Business Segment Highlights for the Quarter

•	The User Productivity & Protection segment represented 42 percent of total revenue and declined 4 percent year-over-year (as reported and after adjusting for currency) to $718 million.

•	The Information Security segment represented 19 percent of total revenue and declined 3 percent year-over-year (1 percent after adjusting for currency) to $327 million.

•	The Information Management segment represented 39 percent of total revenue and declined 6 percent year-over-year (7 percent after adjusting for currency) to $660 million.

Geographic Highlights for the Quarter

•	International revenue represented 53 percent of total revenue and decreased 4 percent year-over-year (3 percent after adjusting for currency).

•	The Europe, Middle East and Africa region represented 29 percent of total revenue and decreased 1 percent year-over-year (5 percent after adjusting for currency).

•	The Asia Pacific/Japan region represented 17 percent of total revenue and decreased 12 percent year-over-year (4 percent after adjusting for currency).

•	The Americas, including the United States, Latin America and Canada, represented 54 percent of total revenue and decreased 4 percent year-over-year (as reported and after adjusting for currency).

Capital Allocation

Symantec ended the quarter with cash, cash equivalents and short-term investments of $3.9 billion compared to $4.3 billion, a decrease of 9 percent year-over-year. On December 18, 2013, we paid a dividend of $0.15 per share for a total of $104 million. Also, during the quarter, Symantec repurchased 5.3 million shares for $125 million at an average price of $23.76. At the end of the third quarter, Symantec had $783 million remaining for future repurchases in the current board authorized stock repurchase plan.

Symantec’s Board of Directors has declared a quarterly cash dividend of $0.15 per common share to be paid on March 19, 2014 to all shareholders of record as of the close of business on February 24, 2014. The ex-dividend date will be February 20, 2014.

Fourth Quarter Fiscal Year 2014 Guidance

For the fourth quarter of fiscal 2014, we expect:

•	Revenue of $1.615 to $1.655 billion, compared to $1.748 billion in the year-ago period.

•	GAAP operating margin of 18.0 to 19.5 percent compared to 14.6 percent in the year-ago period.

•	Non-GAAP operating margin of 24.5 to 26.0 percent compared to 24.1 percent in the year-ago period.

•	GAAP diluted earnings per share between $0.29 and $0.31 as compared to $0.27 in the year-ago period.

•	Non-GAAP diluted earnings per share between $0.40 and $0.42 as compared to $0.44 in the year-ago period.

Guidance assumes an exchange rate of $1.36 per Euro for the March 2014 quarter versus the actual weighted average rate of $1.32 and an end of period rate of $1.28 per Euro for the March 2013 quarter. Our guidance assumes an effective tax rate of 28 percent and a common stock equivalents total for the quarter of 702 million shares.

Fiscal Year 2014 Guidance

For the fiscal year 2014, we expect:

•	Revenue of $6.666 to $6.706 billion, compared to $6.906 billion in the year-ago period.

•	GAAP operating margin of 17.6 to 17.9 percent compared to 16.0 percent in the year-ago period.

•	Non-GAAP operating margin of 26.9 to 27.2 percent compared to 25.5 percent in the year-ago period.

•	GAAP diluted earnings per share between $1.25 and $1.27 as compared to $1.06 in the year-ago period.

•	Non-GAAP diluted earnings per share between $1.85 and $1.87 as compared to $1.76 in the year-ago period.

Conference Call

Symantec has scheduled a conference call for 5 p.m. ET/2 p.m. PT today to discuss the results of its fiscal third quarter 2014, ended December 27, 2013 and to review guidance. Interested parties may access the conference call on the Internet at http://www.symantec.com/invest. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay and script of our officers’ remarks will be available on the investor relations’ home page shortly after the call is completed.

About Symantec

Symantec protects the world’s information, and is the global leader in security, backup and availability solutions. Our innovative products and services protect people and information in any environment – from the smallest mobile device, to the enterprise data center, to cloud-based systems. Our industry-leading expertise in protecting data, identities and interactions gives our customers’ confidence in a connected world. More information is available at www.symantec.com or by connecting with Symantec at: go.symantec.com/socialmedia.

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NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please visit the Symantec News Room at http://www.symantec.com/news. All prices noted are in U.S. dollars and are valid only in the United States.

Symantec and the Symantec Logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.

FORWARD-LOOKING STATEMENTS: This press release contains statements regarding our financial and business results, which may be considered forward-looking within the meaning of the U.S. federal securities laws, including projections of future revenue, operating margin and earnings per share, as well as projections of amortization of acquisition-related intangibles and stock-based compensation and restructuring charges. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: general economic conditions; maintaining customer and partner relationships; the anticipated growth of certain market segments, particularly with regard to security and storage; the competitive environment in the software industry; changes to operating systems and product strategy by vendors of operating systems; fluctuations in currency exchange rates; the timing and market acceptance of new product releases and upgrades; the successful development of new products and integration of acquired businesses, and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. We assume no obligation, and do not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risks factors is contained in the Risk Factors sections of our Form 10-K for the year ended March 29, 2013.

USE OF NON-GAAP FINANCIAL INFORMATION: Our results of operations have undergone significant change due to a series of acquisitions, the impact of stock-based compensation, impairment charges and other corporate events. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release and which can be found, along with other financial information, on the investor relations’ page of our website at www.symantec.com/invest.

SYMANTEC CORPORATION

Condensed Consolidated Balance Sheets

(In millions, unaudited)

	December 27, 2013	March 29, 2013 (1) (2)
ASSETS

Current assets:
Cash and cash equivalents	$3,813	$4,685
Short-term investments	77	62
Trade accounts receivable, net	892	1,031
Inventories, net	13	24
Deferred income taxes	170	169
Deferred commissions	106	130
Other current assets	245	315

Total current assets	5,316	6,416

Property and equipment, net	1,110	1,122
Intangible assets, net	809	977
Goodwill	5,856	5,841
Long-term deferred commissions	29	29
Other long-term assets	138	123

Total assets	$13,258	$14,508

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$306	$334
Accrued compensation and benefits	338	422
Deferred revenue	3,087	3,496
Current portion of long-term debt	—	997
Other current liabilities	418	318

Total current liabilities	4,149	5,567

Long-term debt	2,094	2,094
Long-term deferred revenue	501	521
Long-term deferred tax liabilities	440	426
Long-term income taxes payable	242	318
Other long-term obligations	74	60

Total liabilities	7,500	8,986

Total stockholders’ equity	5,758	5,522

Total liabilities and stockholders’ equity	$13,258	$14,508

(1)	Derived from audited consolidated financial statements.
(2)	This presentation includes revised amounts from a change in accounting policy related to the accounting for commissions. Please see Appendix A for more details.

SYMANTEC CORPORATION

Condensed Consolidated Statements of Income

(Dollars in millions, except per share data, unaudited)

	Three Months Ended		Year-Over-Year Growth Rate
	December 27, 2013	December 28, 2012 (2)	Actual	Constant Currency(1)
Net revenue:
Content, subscription, and maintenance	$1,508	$1,521	-1%	0%
License	197	270	-27%	-27%

Total net revenue	1,705	1,791	-5%	-4%

Cost of revenue:
Content, subscription, and maintenance	244	256
License	26	27
Amortization of intangible assets	13	16

Total cost of revenue	283	299	-5%	-4%

Gross profit	1,422	1,492	-5%	-5%

Operating expenses:
Sales and marketing	608	724
Research and development	252	249
General and administrative	97	117
Amortization of intangible assets	28	71
Restructuring and transition	32	27

Total operating expenses	1,017	1,188	-14%	-14%

Operating income	405	304	33%	31%

Interest income	3	4
Interest expense	(20)	(38)
Other (expense) income, net	(1)	20

Income before income taxes	387	290	33%	N/A

Provision for income taxes	104	74

Net income attributable to Symantec Corporation stockholders	$283	$216	31%	N/A

Net income per share attributable to Symantec Corporation stockholders – basic	$0.41	$0.31
Net income per share attributable to Symantec Corporation stockholders – diluted	$0.40	$0.31
Weighted-average shares outstanding attributable to Symantec Corporation stockholders – basic	696	693
Weighted-average shares outstanding attributable to Symantec Corporation stockholders – diluted	702	702

Cash dividends declared per common share	$0.15	$—

(1)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.
(2)	This presentation includes revised amounts from a change in accounting policy related to the accounting for commissions. Please see Appendix A for more details.

SYMANTEC CORPORATION

Condensed Consolidated Statements of Income

(Dollars in millions, except per share data, unaudited)

	Nine Months Ended		Year-Over-Year Growth Rate
	December 27, 2013	December 28, 2012 (2)	Actual	Constant Currency(1)
Net revenue:
Content, subscription, and maintenance	$4,527	$4,494	1%	1%
License	524	664	-21%	-21%

Total net revenue	5,051	5,158	-2%	-2%

Cost of revenue:
Content, subscription, and maintenance	759	752
License	67	62
Amortization of intangible assets	41	53

Total cost of revenue	867	867	0%	0%

Gross profit	4,184	4,291	-2%	-2%

Operating expenses:
Sales and marketing	1,851	2,059
Research and development	761	745
General and administrative	330	336
Amortization of intangible assets	128	215
Restructuring and transition	237	85

Total operating expenses	3,307	3,440	-4%	-3%

Operating income	877	851	3%	1%

Interest income	9	9
Interest expense	(65)	(102)
Other income, net	37	15

Income before income taxes	858	773	11%	N/A

Provision for income taxes	177	208

Net income attributable to Symantec Corporation stockholders	$681	$565	21%	N/A

Net income per share attributable to Symantec Corporation stockholders – basic	$0.98	$0.80
Net income per share attributable to Symantec Corporation stockholders – diluted	$0.96	$0.80
Weighted-average shares outstanding attributable to Symantec Corporation stockholders – basic	697	704
Weighted-average shares outstanding attributable to Symantec Corporation stockholders – diluted	706	710

Cash dividends declared per common share	$0.45	$—

(1)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.
(2)	This presentation includes revised amounts from a change in accounting policy related to the accounting for commissions. Please see Appendix A for more details.

SYMANTEC CORPORATION

Condensed Consolidated Statements of Cash Flows

(In millions, unaudited)

	Nine Months Ended
	December 27, 2013	December 28, 2012 (1)
OPERATING ACTIVITIES:
Net income	$681	$565

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	207	213
Amortization of intangible assets	170	268
Amortization of debt issuance costs and discounts	6	44
Stock-based compensation expense	111	125
Deferred income taxes	9	17
Excess income tax benefit from the exercise of stock options	(13)	(2)
Net gain from sale of short-term investments	(32)	—
Other	8	(3)
Net change in assets and liabilities, excluding effects of acquisitions:
Trade accounts receivable, net	145	(144)
Inventories, net	11	9
Deferred commissions	27	21
Accounts payable	(54)	(8)
Accrued compensation and benefits	(83)	40
Deferred revenue	(470)	(150)
Income taxes payable	30	39
Other assets	30	(45)
Other liabilities	49	(8)

Net cash provided by operating activities	832	981

INVESTING ACTIVITIES:
Purchases of property and equipment	(183)	(245)
Cash payments for acquisitions, net of cash acquired	(17)	(28)
Purchases of short-term investments	(174)	—
Proceeds from maturity and sales of short-term investments	166	46
Other	—	3

Net cash used in investing activities	(208)	(224)

FINANCING ACTIVITIES:
Repayments of debt and other obligations	(1,189)	—
Proceeds from convertible note hedge	189	—
Net proceeds from sales of common stock under employee stock benefit plans	183	100
Excess income tax benefit from the exercise of stock options	13	2
Tax payments related to restricted stock units	(32)	(14)
Dividends paid, net	(314)	—
Repurchases of common stock	(375)	(701)
Purchase of additional equity interest in subsidiary	—	(92)
Proceeds from debt issuance, net of discount	—	996
Debt issuance costs	—	(7)

Net cash (used in) provided by financing activities	(1,525)	284

Effect of exchange rate fluctuations on cash and cash equivalents	29	(3)

Change in cash and cash equivalents	(872)	1,038
Beginning cash and cash equivalents	4,685	3,162

Ending cash and cash equivalents	$3,813	$4,200

(1)	This presentation includes revised amounts from a change in accounting policy related to the accounting for commissions. Please see Appendix A for more details.

SYMANTEC CORPORATION

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)

(Dollars in millions, except per share data, unaudited)

							Year-Over-Year
	Three Months Ended						Non-GAAP Growth Rate
	December 27, 2013			December 28, 2012 (3)				Constant
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	Actual	Currency(2)
Net revenue	$1,705	N/A	$1,705	$1,791	N/A	$1,791	-5%	-4%

Gross profit	$1,422	$18	$1,440	$1,492	$20	$1,512	-5%	-5%
Stock-based compensation		5			4
Amortization of intangible assets		13			16

Gross margin %	83.4%		84.5%	83.3%		84.4%	10 bps	-20 bps

Operating expenses:	$1,017	$90	$927	$1,188	$140	$1,048	-12%	-11%
Stock-based compensation		29			38
Amortization of intangible assets		28			71
Restructuring and transition		32			27
Acquisition related expenses		1			4

Operating expenses as a % of revenue	59.6%		54.4%	66.3%		58.5%	-410 bps	-370 bps

Operating income	$405	$108	$513	$304	$160	$464	11%	9%

Operating margin %	23.8%		30.1%	17.0%		25.9%	420 bps	370 bps

Net income:	$283	$75	$358	$216	$101	$317	13%	N/A
Gross profit adjustment		18			20
Operating expense adjustment		90			140
Non-cash interest expense		1			15
China VAT Refund		—			(24)
Income tax effect on above items		(34)			(44)
Tax related adjustments:
Release of pre-acquisition tax contingencies		—			(6)

Diluted net income per share attributable to Symantec Corporation stockholders	$0.40	$0.11	$0.51	$0.31	$0.14	$0.45	13%	N/A

Diluted weighted-average shares outstanding attributable to Symantec Corporation stockholders	702		702	702		702	0%	N/A

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial measures prepared in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Symantec’s Explanation of Non-GAAP Measures and Other Items in Appendix A.
(2)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.
(3)	This presentation includes revised amounts from a change in accounting policy related to the accounting for commissions. Please see Appendix A for more details.

SYMANTEC CORPORATION

Revenue and Deferred Revenue Detail (1)

(Dollars in millions, unaudited)

	Three Months Ended
	December 27, 2013	December 28, 2012
GAAP Revenue
Content, subscription, and maintenance	$1,508	$1,521
License	197	270

Total Revenue	$1,705	$1,791

GAAP Revenue - Y/Y Growth Rate
Content, subscription, and maintenance	-1%	4%
License	-27%	7%

Total Y/Y Growth Rate	-5%	4%

GAAP Revenue - Y/Y Growth Rate in Constant Currency
Content, subscription, and maintenance	0%	5%
License	-27%	8%

Total Y/Y Growth Rate in Constant Currency	-4%	5%

GAAP Revenue by Segment (2)
User Productivity & Protection	$718	$750
Information Security	327	336
Information Management	660	705

GAAP Revenue by Segment - Y/Y Growth Rate (2)
User Productivity & Protection	-4%	0%
Information Security	-3%	6%
Information Management	-6%	8%

GAAP Revenue by Segment - Y/Y Growth Rate in Constant Currency (2)
User Productivity & Protection	-4%	1%
Information Security	-1%	7%
Information Management	-7%	9%

GAAP Revenue by Geography
International	$904	$940
U.S.	801	851
Americas (U.S., Latin America, Canada)	914	956
EMEA	494	498
Asia Pacific & Japan	297	337

GAAP Revenue by Geography - Y/Y Growth Rate
International	-4%	6%
U.S.	-6%	3%
Americas (U.S., Latin America, Canada)	-4%	3%
EMEA	-1%	6%
Asia Pacific & Japan	-12%	7%

GAAP Revenue by Geography - Y/Y Growth Rate in Constant Currency
International	-3%	8%
U.S.	-6%	3%
Americas (U.S., Latin America, Canada)	-4%	3%
EMEA	-5%	10%
Asia Pacific & Japan	-4%	6%

GAAP Deferred Revenue	$3,588	$3,806

GAAP Deferred Revenue - Y/Y Growth Rate	-6%	4%

GAAP Deferred Revenue - Y/Y Growth Rate in Constant Currency	-5%	4%

(1)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods (or, in the case of deferred revenue, converted into United States dollars at the actual exchange rate in effect at the end of the prior period).
(2)	This presentation includes revised amounts from a change in segment reporting. Please see Appendix A for more details.

SYMANTEC CORPORATION

Operating Margin by Segment Detail (1) (2)

(Dollars in millions, unaudited)

	Three Months Ended
	December 27, 2013	December 28, 2012
Operating Income by Segment
User Productivity & Protection	$269	$235
Information Security	65	26
Information Management	179	203

Total Operating Income by Segment	513	464

Reconciling Items:
Stock-based compensation	34	42
Amortization of intangible assets	41	87
Restructuring and transition	32	27
Acquisition related expenses	1	4

Total Consolidated Operating Income	$405	$304

GAAP Operating Margin by Segment
User Productivity & Protection	37%	31%
Information Security	20%	8%
Information Management	27%	29%

(1)	This presentation includes revised amounts from a change in segment reporting. Please see Appendix A for more details.
(2)	This presentation includes revised amounts from a change in accounting policy related to the accounting for commissions. Please see Appendix A for more details.

SYMANTEC CORPORATION

Guidance and Reconciliation of GAAP to Non-GAAP Operating Margin and Earnings Per Share

(Dollars in millions, except per share data, unaudited)

We include certain non-GAAP measures in the tracking and forecasting of our earnings and management of our business. For a detailed explanation of these non-GAAP measures, please see our Explanation of non-GAAP Measures and Other Items in Appendix A.

Fiscal Year 2014

Year Ended March 28, 2014
Year-Over-Year Growth Rate
Revenue Guidance	Range	Actual	Constant Currency (1)
GAAP revenue range	$6,666 - $6,706	(3.5%) - (2.9%)	(3.1%) - (2.6%)

	Year Ended March 28, 2014
		Year-Over-Year Growth Rate
Operating Margin Guidance and Reconciliation	Range	Actual	Constant Currency (1)
GAAP operating margin	17.6% - 17.9%	160bps -190bps	115bps -153bps
Add back:
Stock-based compensation	2.3%
Amortization of intangible assets, non-cash interest expense and restructuring & transition expenses	7.0%

Non-GAAP operating margin	26.9% - 27.2%	140bps - 170bps	101bps - 137bps

	Year Ended March 28, 2014
		Year-Over-Year Growth Rate
Earnings Per Share Guidance and Reconciliation	Range	Actual
GAAP diluted earnings per share range	$1.25 - $1.27	17.9% - 19.8%
Add back:
Stock-based compensation, net of taxes	$0.16
Amortization of intangible assets, non-cash interest expense and restructuring & transition expenses, net of taxes	$0.44

Non-GAAP diluted earnings per share range	$1.85 - $1.87	5.1% - 6.3%

Fourth Quarter Fiscal Year 2014

Three Months Ended March 28, 2014
Year-Over-Year Growth Rate
Revenue Guidance	Range	Actual	Constant Currency (1)
GAAP revenue range	$1,615 - $1,655	(7.6%) - (5.3%)	(7.7%) - (5.4%)

	Three Months Ended March 28, 2014
		Year-Over-Year Growth Rate
Operating Margin Guidance and Reconciliation	Range	Actual	Constant Currency (1)
GAAP operating margin	18.0% - 19.5%	340bps - 490bps	302bps - 455bps
Add back:
Stock-based compensation	2.5%
Amortization of intangible assets, non-cash interest expense and restructuring & transition expenses	4.0%

Non-GAAP operating margin	24.5% - 26.0%	40bps - 190bps	4bps - 155bps

	Three Months Ended March 28, 2014
		Year-Over-Year Growth Rate
Earnings Per Share Guidance and Reconciliation	Range	Actual
GAAP diluted earnings per share range	$0.29 - $0.31	7.4% - 14.8%
Add back:
Stock-based compensation, net of taxes	$0.04
Amortization of intangible assets, non-cash interest expense and restructuring & transition expenses, net of taxes	$0.07

Non-GAAP diluted earnings per share range	$0.40 - $0.42	(9.1%) - (4.5%)

(1)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods (or, in the case of deferred revenue, converted into United States dollars at the actual exchange rate in effect at the end of the prior period).

SYMANTEC CORPORATION

Explanation of Non-GAAP Measures and Other Items

Appendix A

Change in accounting policy: Effective March 30, 2013, we changed our accounting policy for sales commissions that are incremental and directly related to customer sales contracts in which revenue is deferred. These commission costs are accrued and capitalized upon execution of a non-cancelable customer contract, and subsequently expensed over the term of such contract in proportion to the related future revenue streams. For commission costs where revenue is recognized, the related commission costs are recorded in the period of revenue recognition. Prior to this change in accounting policy, commission costs were expensed in the period in which they were incurred. The adoption of this accounting policy change has been applied retrospectively to all periods presented in this document, in which the cumulative effect of the change has been reflected as of the beginning of the first period presented.

Segment reporting: We previously announced our new strategic direction during the fourth quarter of fiscal 2013. As part of the strategy, we made changes to the organization and to performance measurements. During the first quarter of fiscal 2014, we modified our segment reporting structure to more readily match our operating structure. The historical periods presented have been adjusted to reflect the modified reporting structure, which are now the following:

•	User Productivity & Protection

•	Information Security

•	Information Management

Historically, we reported our Other segment which consisted primarily of sunset products and products nearing the end of their life cycle. As such there was no revenue associated with this segment. Additionally, this Other segment included certain general and administrative expenses, amortization of intangible assets, stock-based compensation expense, restructuring and transition expenses, and certain indirect costs that were not charged to the other operating segments. Effective fiscal 2014, we will allocate all of our shared expenses from this Other segment to the three new segments except for the following reconciling items: stock-based compensation, amortization of intangible assets, restructuring and transition, impairment of intangible assets, impairment of assets held for sale, acquisition/divestiture-related expenses and settlements of litigation.

The non-GAAP financial measures included in the tables adjust for the following items: business combination accounting entries, stock-based compensation expense, restructuring and transition charges, charges related to the amortization of intangible assets, impairments of assets and certain other items. We believe the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods. We believe that these non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods and to our peers and that investors benefit from an understanding of these non-GAAP financial measures.

Stock-based compensation: Consists of expenses for employee stock options, restricted stock units, restricted stock awards, performance based awards and our employee stock purchase plan determined in accordance with the authoritative guidance on stock-based compensation. When evaluating the performance of our individual business units and developing short and long term plans, we do not consider stock-based compensation charges. Our management team is held accountable for cash-based compensation, but we believe that management is limited in its ability to project the impact of stock-based compensation and accordingly is not held accountable for its impact on our operating results. Although stock-based compensation is necessary to attract and retain quality employees, our consideration of stock-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies. Furthermore, unlike cash-based compensation, the value of stock-based compensation is determined using complex formulas that incorporate factors, such as market volatility, that are beyond our control.

	Three months ended
	December 27, 2013	December 28, 2012
Cost of revenue	$5	$4
Sales and marketing	15	18
Research and development	9	13
General and administrative	5	7

Total stock-based compensation	$34	$42

SYMANTEC CORPORATION

Explanation of Non-GAAP Measures and Other Items

Appendix A (continued)

Amortization of intangible assets: When conducting internal development of intangible assets, accounting rules require that we expense the costs as incurred. In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangible assets. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. We eliminate these amortization charges from our non-GAAP operating results to provide better comparability of pre- and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.

Restructuring and transition: We have engaged in various restructuring and transition activities over the past several years that have resulted in costs associated with severance, facilities costs, and transition and other related costs. Transition and other related costs consist of severance costs associated with acquisition integrations in efforts to streamline our business operations, associated with the implementation of a new Enterprise Resource Planning system, and costs related to the outsourcing of certain back office functions. Each restructuring and transition activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. We do not engage in restructuring or transition activities in the ordinary course of business. While our operations previously benefited from the employees and facilities covered by our various restructuring charges, these employees and facilities have benefited different parts of our business in different ways, and the amount of these charges has varied significantly from period to period. We believe that it is important to understand these charges and, we believe that investors benefit from excluding these charges from our operating results to facilitate a more meaningful evaluation of current operating performance and comparisons to past operating performance.

Acquisition related expenses: The authoritative guidance on business combinations requires us to record in the statement of income, certain items that at the time of an acquisition would have been recorded to goodwill under the old authoritative guidance. We have excluded the effect of acquisition-related expenses from our non-GAAP operating expenses and net income measures. We incurred expenses in connection with our acquisitions, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related expenses consist of professional service expenses. We believe it is useful for investors to understand the effects of these items on our operations. Although acquisition-related expenses generally diminish over time with respect to past transactions, we generally will incur these expenses in connection with any future transactions.

Non-cash interest expense: Effective April 4, 2009, we adopted authoritative guidance on convertible debt instruments, which changed the method of accounting for our convertible notes. Under this authoritative guidance, our EPS and net income calculated in accordance with GAAP have been reduced as a result of recognizing incremental non-cash interest expense. We believe it is useful to provide a non-GAAP financial measure that excludes this incremental non-cash interest expense in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.

China VAT refund: During the third quarter of fiscal 2013, we received a tax incentive from the China tax bureau in the form of value-added tax (“VAT”) refunds. The tax incentive is provided to software companies that perform research and development activities with respect to software in China. The refunds relate to VAT collected on qualifying software product sales during the periods from January 2011 through December 2012. This tax incentive plan was updated late in 2011 and it enabled companies to retrospectively apply the incentive back to January 2011.

Release of pre-acquisition tax contingencies: During the third quarter of fiscal 2013, we executed the final closing agreement for the VERITAS 2002 through 2005 tax years and recorded a benefit to GAAP net income of $3 million and a non-GAAP expense $2 million, based on the closing agreement, as well as a GAAP benefit of $2 million for the adjustment of other pre-acquisition tax accruals. The non-GAAP expense was due to the additional accrual of post acquisition related interest.